Exhibit 99.1

Acura Pharmaceuticals Licenses LIMITx™ LTX-03

Agreement Provides For Completion of Development and Commercialization

Transaction Valued at up to $21.3 Million, not including Royalties

PALATINE, IL, July 2, 2019: Acura Pharmaceuticals, Inc. (OTC Pink: ACUR) today announced a License, Development and Commercialization Agreement (the "Agreement") with Abuse Deterrent Pharmaceuticals, LLC (“AD Pharma”), a special purpose company representing a consortium of investors that will finance Acura’s operations and completion of development of LTX-03 (hydrocodone bitartrate with acetaminophen) immediate-release tablets utilizing Acura’s patented LIMITx™ technology which addresses the consequences of excess oral administration of opioid tablets, the most prevalent route of opioid overdose and abuse. AD Pharma retains commercialization rights from which Acura will receive royalties and potential sales related milestones.

LTX-03 (hydrocodone with acetaminophen)

Recent reports suggest growing numbers of legitimate pain patients are going undertreated as they can no longer find doctors willing to treat them due to new prescribing guidelines associated with the opioid epidemic. Suicide is increasingly seen as the only remedy for some of these patients through opioid overdose. Our goal with LIMITx is to develop a treatment for effective pain relief at a one or two tablet dose while providing overdose protection by limiting high peak levels of drug in the bloodstream (Cmax) that can lead to respiratory depression and death when more than the recommended dose is ingested. LIMITx works by neutralizing stomach acid with buffering ingredients as increasing numbers of tablets are swallowed thereby reducing the stomach acid available to cause the release and subsequent systemic absorption of the active ingredient from micro-particles contained in the LIMITx tablets. In a human clinical study, formulations of LTX-03 demonstrated, under fasted conditions, analgesic levels of hydrocodone in the blood when taken at a recommended one or two tablet dose but reduced the maximum blood level (Cmax) up to 34% when subjects were exposed to higher buffer ingredient levels. Hydrocodone with acetaminophen remains the single largest prescribed opioid in the U.S. with excess oral ingestion as the most prevalent method of misuse. Clinical studies with hydromorphone (LTX-04) demonstrated reductions in Cmax of up to 65% when up to 8 tablets were ingested. Analysis of forensic data associated with hydrocodone overdose death suggests a typical consumption of approximately 16 immediate-release tablets, well within the number of tablets in an average filled opioid prescription. The Company intends to demonstrate that a meaningful reduction in Cmax associated with oral overdose can mitigate the risk of respiratory depression and death. LTX-03 may offer safety advantages over existing opioid therapies consistent with the Food and Drug Administration’s (FDA) recently proposed new standards for the approval of opioid products.

Financial Terms

The Agreement grants AD Pharma exclusive commercialization rights in the United States to LTX-03. Financial arrangements include:

•	Monthly license payments by AD Pharma of $350,000 up to the earlier of 18 months or FDA’s acceptance of a New Drug Application (“NDA”) for LTX-03;

•	Reimbursement by AP Pharma of Acura’s LTX-03 outside development expenses;
•	A $6 million loan which consolidates $5.25 million in prior loans from Mr. John Schutte plus an additional $750 thousand loan upon execution of the Agreement. Terms of the consolidated loan are amended to provide for a July 1, 2023 maturity date, interest at 7.5% with all payments of principle and interest deferred to maturity, conversion rights into Acura common stock at $0.16, the issuance of a warrant to AD Pharma to purchase 10 million shares of the Company’s common stock at a price of $0.01 per shares and a security interest in all Acura assets;
•	Upon commercialization of LTX-03, Acura receives stepped royalties on sales and is eligible for certain sales related milestones; and
•	Acura authorizes MainPointe to assign to AD Pharma the option and the right to add, as an Option Product to the Nexafed® Agreement, a Nexafed® 12-hour dosage (an extended-release pseudoephedrine hydrochloride product utilizing the IMPEDE® Technology in 120mg dosage strength);

AD Pharma may terminate the Agreement at any time. Additionally, if the NDA for LTX-03 is not accepted by the FDA within 18 months, AD Pharma may terminate the Agreement and take ownership of the intellectual property.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of technologies and product candidates intended to mitigate the risk of outcomes associated with product misuse. The Company has three proprietary technologies: LIMITx™, AVERSION® and IMPEDE®.

LIMITx utilizes acid neutralizing ingredients to precisely control gastric acidity that limits the release of drug from tablets and its subsequent systemic absorption when multiple tablets are ingested. LIMITx is useful with products whose side effect risks can be mitigated by limiting exposure to a drug in overdose situations.

AVERSION, used in the FDA approved drug OXAYDO® (oxycodone HCl) marketed by Egalet Corporation, utilizes polymers designed to limit the abuse of the product by nasal snorting and injection. AVERSION is also licensed to Kempharm for use in certain of their products.

IMPEDE, used in NEXAFED® (pseudoephedrine HCl) and NEXAFED® Sinus (pseudoephedrine HCl/acetaminophen) marketed by MainPointe Pharmaceuticals, utilizes polymers and other ingredients to disrupt the extraction and processing of pseudoephedrine from the tablets into methamphetamine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to fund or obtain funding for our continuing operations, including the development of our products utilizing our LIMITx and IMPEDE technologies;
•	whether our licensees will terminate the license prior to commercialization;
•	the expected results of clinical studies relating to LTX-03, IMPEDE ER or any successor product candidate, the date by which such studies will complete and the results will be available and whether any product candidate will ultimately receive FDA approval;
•	the ability of LTX-03 single tablets to achieve bioequivalence or to demonstrate efficacy in a clinical study;
•	whether our licensing partners will exercise their options to additional products;
•	whether LIMITx will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the LIMITx technology mitigate respiratory depression risk will be determined sufficient by the FDA;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies;
•	our and our licensee’s ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support an NDA and FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our technologies; and
•	whether our product candidates will ultimately perform as intended in commercial settings.

In some cases, you can identify forward- looking statements by terms such as "may," “will”, "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," “indicates”, "projects," “predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations

investors@acurapharm.com

847-705-7709